Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-04685) pertaining to the Itron, Inc. 1996 Employee Stock Purchase Plan,

(2)	Registration Statement (Form S-8 No. 333-28933) pertaining to the Itron, Inc. 1989 Restated Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-63147) pertaining to the Itron, Inc. 1996 Employee Stock Purchase Plan,

(4)	Registration Statement (Form S-8 No. 333-81925) pertaining to the Itron, Inc. 1996 Employee Stock Purchase Plan,

(5)	Registration Statement (Form S-8 No. 333-86581) pertaining to the Nonqualified Stock Option Letter Agreement,

(6)	Registration Statement (Form S-8 No. 333-40356) pertaining to the Itron, Inc. 2000 Stock Incentive Compensation Plan,

(7)	Registration Statement (Form S-8 No. 333-89966) pertaining to the Itron, Inc. 2002 Employee Stock Purchase Plan,

(8)	Registration Statement (Form S-8 No. 333-97571) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(9)	Registration Statement (Form S-8 No. 333-110703) pertaining to the Itron, Inc. Incentive Savings Plan,

(10)	Registration Statement (Form S-8 No. 333-115987) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(11)
Registration Statement (Form S-8 No. 333-125461) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan, and the Itron, Inc. Amended and Restated 2002 Employee Stock Purchase Plan,

(12)	Registration Statement (Form S-8 No. 333-134749) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(13)	Registration Statement (Form S-8 No. 333-143048) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(14)	Registration Statement (Form S-8 No. 333-166601) pertaining to the Itron, Inc. 2010 Stock Incentive Plan,

(15)	Registration Statement (Form S-3ASR No. 333-181684) of Itron, Inc. and in the related Prospectus,

(16)	Registration Statement (Form S-8 No. 333-181685) pertaining to the Itron, Inc. 2012 Employee Stock Purchase Plan,

(17)	Registration Statement (Form S-8 No. 333-193970) pertaining to the Itron, Inc. 2010 Stock Incentive Plan, and

(18)	Registration Statement (Form S-8 No. 333-195663) pertaining to the Itron, Inc. Amended and Restated 2010 Stock Incentive Plan;

of our reports dated February 20, 2015, with respect to the consolidated financial statements and schedule of Itron, Inc. and the effectiveness of internal control over financial reporting of Itron, Inc. included in this Annual Report (Form 10-K) of Itron, Inc. for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP
Seattle, Washington
February 20, 2015